UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2018

IMMUNE PHARMACEUTICALS, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 8.01	Other Events

The Company announced today that its annual meeting of stockholders scheduled for and convened on January 25, 2018 has been adjourned to February 15, 2018, at 1:00 p.m. Eastern Time. The adjourned meeting will be held at 55 W.46th Street, New York, NY 10036. A quorum was present for the authorization of the meeting of January 25, 2018, as more than one-third of the issued and outstanding shares entitled to vote as of the record date were represented in person or by proxy.

As of date and time of the January 25th shareholder meeting, the stockholders entitled to vote at such meeting approved the proposal to adjourn the Annual Meeting (Proposal 7), including for the purpose to solicit additional proxies in the event that there were not sufficient votes to approve any of the proposals, as follows:

FOR	AGAINST	ABSTAIN
3,382,753	836,221	92,684

A copy of the above-referenced press release is attached as Exhibit 99.1 and is filed as part of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 26, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

	By:	/s/ Elliot M. Maza
	Name:	Elliot M. Maza
	Title:	President and Chief Executive Officer

Date: January 26, 2018